Exhibit 99.1

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE

GOVERNMENT EMPLOYEES COMPANIES

Audited Financial Statements

and Supplemental Schedules

Years ended December 31, 2022 and 2021

with Report of Independent Registered Public Accounting Firm

REVISED PROFIT SHARING PLAN FOR THE EMPLOYEES

  OF THE GOVERNMENT EMPLOYEES COMPANIES

Audited Financial Statements and

  Supplemental Schedules

Years ended December 31, 2022 and 2021

Page
Audited Financial Statements

Report of Independent Registered Public Accounting Firm	1-2
Statements of Net Assets Available for Plan Benefits	3
Statements of Changes in Net Assets Available for Plan Benefits	4
Notes to the Financial Statements	5-16

Supplemental Schedules

Schedule of Assets Held for Investment Purposes	17-19
Schedule of Reportable Transactions	20

Report of Independent Registered Public Accounting Firm

The Retirement Plans Administrative Committee and the Plan Participants of the Revised Profit Sharing Plan for the Employees of the Government Employees Companies

Opinion on the Financial Statements

We have audited the accompanying statements of net assets available for plan benefits of the Revised Profit Sharing Plan for the Employees of the Government Employees Companies (the Plan) as of December 31, 2022 and 2021, and the related statements of changes in net assets available for plan benefits for the years then ended, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 2022 and 2021, and the changes in net assets available for plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Supplemental Information

The supplemental information in the accompanying Schedule of Assets Held for Investment Purposes as of December 31, 2022 and the Schedule of Reportable Transactions for the year ended December 31, 2022 have been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental information is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information, we evaluated whether the supplemental information, including its form and content, is presented in conformity with the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental information is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Johnson Lambert LLP

We have served as the Plan’s auditor since 1986.

Vienna, Virginia

June 28, 2023

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

	December 31,
	2022	2021

ASSETS
Investments, at fair value	$4,925,517,090	$5,948,262,525

Notes receivable from participants	171,274,468	169,301,018

NET ASSETS AVAILABLE FOR PLAN BENEFITS	$5,096,791,558	$6,117,563,543

See notes to the financial statements.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

	Years Ended December 31,
	2022	2021
(REDUCTIONS) ADDITIONS
Investment (loss) income
Dividends and interest	$83,873,901	$85,223,947
Net (depreciation) appreciation in fair value of investments	(898,200,431)	819,465,564

Net Investment (Loss) Income	(814,326,530)	904,689,511

Interest income on notes receivable from participants	6,829,157	6,109,376

Contributions
Employees	216,843,913	202,617,481
Government Employees Companies	6,858	20,177

Total Contributions	216,850,771	202,637,658

Other Additions	1,796,568	565,145

TOTAL (REDUCTIONS) ADDITIONS	(588,850,034)	1,114,001,690

DEDUCTIONS
Distributions to participants	(429,317,260)	(327,933,220)
Other deductions	(2,604,691)	(2,373,892)

TOTAL DEDUCTIONS	(431,921,951)	(330,307,112)

CHANGE IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BEFORE MERGER	(1,020,771,985)	783,694,578

Net assets available for plan benefits at beginning of year	6,117,563,543	5,333,868,965

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT END OF YEAR	$5,096,791,558	$6,117,563,543

See notes to the financial statements.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2022 and 2021

NOTE A – DESCRIPTION OF PLAN

The following description of the Revised Profit Sharing Plan for the Employees of the Government Employees Companies (the Plan) provides only general information. Participants should refer to the Plan document for a complete description. The Government Employees Companies (the Companies) include GEICO Corporation and certain of its subsidiaries.

Non-highly compensated participants may contribute up to 50 percent of qualified earnings and highly compensated participants are limited to 9 percent of qualified earnings, subject to the maximum dollar amount permitted by the Internal Revenue Code (IRC). Non-highly compensated participants are enrolled in an automatic 1 percent increase each year in their pre-tax contributions until their contribution reaches 10 percent of their pay or the IRC limit, whichever is less, unless they opt out. Highly compensated participants are enrolled in an automatic 1 percent increase each year in their pre-tax contributions until their contribution reaches 9 percent of their pay or the IRC limit, whichever is less. Eligible participants may also make additional “catch-up” contributions as allowed by the IRC. Participants may allocate their contributions between tax-deferred accounts and, beginning November 1, 2007, Roth accounts. The Companies may contribute an amount to be shared by all eligible employees.

Employees automatically become eligible to make a 401(k)-elective contribution to the Plan upon their date of hire and are generally eligible to receive a Company contribution after completing one year of service. Participants vest in their Company contributions based on years of service at the following rates: 20 percent after two years, 40 percent after three years, 60 percent after four years, 80 percent after five years, and 100 percent after six years.

Withdrawals may be made from after-tax employee contributions made prior to January 1, 1998 (and a pro rata share of the earnings on after-tax contributions withdrawn that were made after December 31, 1986 and before January 1, 1998) and vested employer contributions made prior to January 1, 1993, subject to certain restrictions. Vested employer contributions made on or after January 1, 1993 can only be withdrawn under financial hardship conditions (for periods before September 2013) or after attainment of age 55. Tax-deferred contributions can be withdrawn under financial hardship conditions or after attainment of age 59 1⁄2. Roth contributions and earnings can be withdrawn tax free after the participant has completed five years of participation and attained age 59 1⁄2. The five-year period begins with the first day of the participant’s taxable year in which he or she first made the Roth elective contribution. The participant can withdraw his or her Roth contributions before the five-consecutive year period upon demonstration of financial hardship or attainment of age 59 1⁄2, but the earnings are subject to taxation. During May 2021, the Plan was amended to permit qualified birth or adoption distributions of up to $5,000.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE A – DESCRIPTION OF PLAN – CONTINUED

Effective March 27, 2020, a new distribution option was added to the Plan and was made available until December 31, 2020. The Coronavirus Aid, Relief, and Economic Security (CARES) Act distribution allowed qualified Plan participants affected by the coronavirus to withdraw up to $100,000 of Plan funds without a 10% early withdrawal penalty. CARES Act distributions were subject to regular income taxes, and such tax repayment may be spread over three years. If repayments of the CARES Act distributions are made within three years of the distributions received, such repayments may be treated as rollover contributions. Furthermore, minimum required distributions were suspended for 2020 except upon participant request, and participants who experienced financial challenges due to COVID-19 were eligible to defer 401(k) loan repayments until December 31, 2020.

On termination of service due to death, disability or retirement, a participant or beneficiary may elect to receive an amount equal to the value of the participant’s vested interest in his or her account in either a lump-sum amount or in monthly or annual installments which provide payments for a period certain of 5, 10 or 15 years. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution.

The Plan allows participants to borrow funds from their vested accounts subject to certain restrictions. Payroll deductions are required to repay notes receivable over five years or less except in the case of a mortgage-related note which may be repaid over a period of up to 15 years. The interest rate is fixed for the term of the note at the commercial rate of interest charged by area banks on loans which are made under similar circumstances. However, effective November 30, 2020, the interest rate is fixed for the term of the note at the prime lending interest rate plus one percent. When a participant terminates, any notes receivable balance must be repaid prior to any account distribution. The Profit Sharing Plan Loan Policy allows participants with loans to continue making loan payments after ending employment with the GEICO Companies.

Effective December 31, 2017, the Companies became joint participating employers in the General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan (SOP). On June 1, 2020, the General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan was amended and restated to discontinue the Companies’ participation in the SOP portion of the SOP Plan and to transfer assets attributable to participants of the SOP, employed by the Companies, to the Plan. The SOP Plan is frozen and no longer accepts new participants or additional investments from current participants.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE A – DESCRIPTION OF PLAN – CONTINUED

The Companies have the right under the Plan to discontinue their contributions at any time. Although they have not expressed any intent to do so, the Companies have the right under the Plan to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act (ERISA). In the event of Plan termination, participants will become 100 percent vested in their accounts.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting:    The accompanying financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

Subsequent Events:    Effective January 1, 2023, the Plan has been restated and renamed the GEICO 401(k) Savings Plan (Restated Plan). The Restated Plan has been established as a safe harbor 401(k) plan and offers 100% company matching of participant contributions, up to six percent of eligible participant pay. Participants are automatically 100% vested in company contributions made after January 1, 2023. Unvested balances as of December 31, 2022 will continue to vest under the vesting schedule of the Plan. Other amendments effective under the Restated Plan include the distribution of forfeiture funds, after application to plan expenses and fees, will be designated to offset the Companies’ matching contributions; new hire automatic enrollment will increase from five percent to six percent; participant initiated/elected automatic increases will increase from one percent to five percent per year, up to a maximum of 15 percent of eligible earnings; existing under-saver participants currently electing to defer zero to five percent will be automatically adjusted to six percent deferral as of his or her first paycheck in March of 2023; and providing for true up company contributions as needed if the dollar amount of the company matching contribution allocated on behalf of a participant is less than the dollar amount that would have been made had a company matching contribution been made for an allocation period of an entire plan year.

Use of Estimates:    Preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Investments:    Investments, except for collective trusts, are reported at aggregate fair value based upon quoted market prices. Collective trusts are reported at aggregate fair value based on a calculation of the trusts’ unit values. The trusts’ unit values are determined daily, when the New York Stock Exchange is open for trading, by dividing the net asset value of the trust by the number of trust units outstanding. The appreciation or depreciation in the aggregate fair value of investments is reflected in the statements of changes in net assets available for plan benefits. Net realized gains and losses on security sales are determined using the average cost of investments.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Collective trusts consist of Target Retirement Trusts (Trusts). The Trusts invest in corresponding master trusts, which in turn invest in mutual funds using an asset allocation strategy designed for investors planning to retire or leave the workforce in or within a few years of a target year.

Notes Receivable from Participants:    Notes receivable from participants are reported at their unpaid principal balances plus any accrued but unpaid interest. No allowance is required as delinquent notes result in an automatic deemed distribution from the participant’s account after the cure period.

Administrative Expenses:    Some administrative expenses are paid by the Companies. Other administrative expenses (e.g., recordkeeping fees for active participants) are paid by the Plan through deductions from the forfeiture account. Administrative expenses related to participants who are no longer employed are deducted from the participants’ accounts.

NOTE C – INVESTMENT OPTIONS

Participants can direct the investment of all contributions to their accounts to a variety of alternatives. In the event a participant does not make an election to direct the investment of employee or employer contributions, such contributions are invested in a default fund which is the Vanguard Target Retirement Trust with the target date closest to the year in which the participant will turn age 65.

Participants had balances in one or more of the following funds or trusts at December 31, 2022:

●

Berkshire Hathaway Class B Common Stock Fund - This fund consists primarily of Class B shares of common stock of Berkshire Hathaway Inc., the ultimate parent company of GEICO Corporation, and a small cash balance. The net assets of this fund are owned directly by the Plan. Participants in this fund own units which are valued daily.

●

Berkshire Hathaway Class B Stock (SOP) - This fund consists primarily of Class B shares of common stock of Berkshire Hathaway Inc., the ultimate parent company of GEICO Corporation, and may include a small cash balance. The net assets of this fund are owned directly by the Plan. Participants in this fund own units which are valued daily. This fund no longer takes in new participants or additional investments from current participants.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C – INVESTMENT OPTIONS – CONTINUED

●	Vanguard Dividend Growth Fund - A mutual fund investing in a portfolio of common stocks.

●	Vanguard Emerging Markets Stock Index Fund Institutional Shares - A mutual fund investing in a portfolio of international common stocks focused in emerging markets around the world.

●	Vanguard Federal Money Market Fund - A money market fund.

●	Vanguard Growth Index Fund Institutional Shares - A mutual fund investing in a portfolio of common stocks.

●

Vanguard Inflation - Protected Securities Fund Institutional Shares - A mutual fund that invests in bonds that are backed by the full faith and credit of the U.S. Government and where principal is adjusted quarterly based on inflation.

●	Vanguard Institutional Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of common stocks tracking the performance of the Standard & Poor’s 500 Index.

●	Vanguard Mid - Cap Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of common stocks.

●	Vanguard Small - Cap Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of common stocks.

●

Vanguard Target Retirement 2020 Trust Select - A collective trust invested in the Vanguard Target Retirement 2020 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2020.

●

Vanguard Target Retirement 2025 Trust Select - A collective trust invested in the Vanguard Target Retirement 2025 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2025.

●

Vanguard Target Retirement 2030 Trust Select - A collective trust invested in the Vanguard Target Retirement 2030 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2030.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C – INVESTMENT OPTIONS – CONTINUED

●

Vanguard Target Retirement 2035 Trust Select - A collective trust invested in the Vanguard Target Retirement 2035 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2035.

●

Vanguard Target Retirement 2040 Trust Select - A collective trust invested in the Vanguard Target Retirement 2040 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2040.

●

Vanguard Target Retirement 2045 Trust Select - A collective trust invested in the Vanguard Target Retirement 2045 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2045.

●

Vanguard Target Retirement 2050 Trust Select - A collective trust invested in the Vanguard Target Retirement 2050 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2050.

●

Vanguard Target Retirement 2055 Trust Select - A collective trust invested in the Vanguard Target Retirement 2055 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2055.

●

Vanguard Target Retirement 2060 Trust Select - A collective trust invested in the Vanguard Target Retirement 2060 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2060.

●

Vanguard Target Retirement 2065 Trust Select - A collective trust invested in the Vanguard Target Retirement 2065 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2065.

●

Vanguard Target Retirement 2070 Trust Select - A collective trust invested in the Vanguard Target Retirement 2070 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2070.

●

Vanguard Target Retirement Income Trust Select - A collective trust invested in the Vanguard Target Retirement Income Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for those already in retirement.

●	Vanguard Total Bond Market Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of investment-grade bonds.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C – INVESTMENT OPTIONS – CONTINUED

●

Vanguard Total International Stock Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of common stocks tracking the performance of developed and emerging markets, excluding the United States.

●	Vanguard Value Index Fund Institutional Shares - A mutual fund investing in a portfolio of common stocks.

●	Vanguard Windsor Fund Admiral Shares - A mutual fund investing in a portfolio of common stocks.

NOTE D – INVESTMENTS

U.S. GAAP establishes a three-level hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the assets or liabilities fall within different levels of the hierarchy, the classification is based on the lowest input that is significant to the fair value measurement of the asset or liability. Classification of assets and liabilities within the hierarchy considers the markets in which the assets and liabilities are exchanged, and the reliability and transparency of the assumptions used to determine fair value. The hierarchy requires the use of observable market data when available.

The levels of the hierarchy and those investments included in each are as follows:

Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities traded in active markets. Mutual funds and common stocks are traded on an exchange in active markets and fair values are based on quoted market prices.

Level 2 – Inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and market-corroborated inputs.

Level 3 – Inputs to the valuation methodology are unobservable for the asset or liability and are significant to the fair value measurement.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE D – INVESTMENTS – CONTINUED

Collective trusts are valued based on the net asset value of the collective trust divided by the number of trust units outstanding. Investments in collective trusts are typically valued, as a practical expedient, utilizing the net asset valuations provided by the underlying private investment companies and or their administrators, without adjustment, when the net asset valuations of the investments are calculated in a manner consistent with U.S. GAAP for investment companies. Although the majority of the master trusts’ investments are traded on an exchange in active markets and therefore can be valued based on a quoted market price, the values of the collective trusts are not quoted in an active market. Investments that are measured at fair value using the net asset value per share (or its equivalent) practical expedient have not been classified in the fair value hierarchy as permitted under U.S. GAAP and are shown as a reconciling item.

These valuation techniques involve some level of management estimation and judgment. Where appropriate, adjustments are included to reflect the risk inherent in a methodology, model or input used and are reflective of the assumptions that market participants would use in valuing assets or liabilities.

Investments measured at fair value on a recurring basis consist of the following:

	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Net Asset Value As Practical Expedient	Total Fair Value

December 31, 2022

Berkshire Hathaway Class B Common Stock Fund	$319,199,003	$-	$-	$-	$319,199,003
Berkshire Hathaway Class B Stock (SOP)	352,420,083	-	-	-	352,420,083
Non-employer invested securities:
Vanguard mutual funds:
Money market	353,407,459	-	-	-	353,407,459
Fixed maturity:
Bond index	177,972,231	-	-	-	177,972,231
Inflation protected	40,697,408	-	-	-	40,697,408
Equity:
Common stock index	1,355,625,465	-	-	-	1,355,625,465
Common stock	332,853,078	-	-	-	332,853,078
Vanguard target retirement collective trusts	-	-	-	1,993,342,363	1,993,342,363

Total investments	$2,932,174,727	$-	$-	$1,993,342,363	$4,925,517,090

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE D – INVESTMENTS – CONTINUED

	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Net Asset Value As Practical Expedient	Total Fair Value
December 31, 2021

Berkshire Hathaway Class B Common Stock Fund	$318,189,262	$-	$-	$-	$318,189,262
Berkshire Hathaway Class B Stock (SOP)	377,934,716	-	-	-	377,934,716
Non-employer invested securities:
Vanguard mutual funds:
Money market	331,471,411	-	-	-	331,471,411
Fixed maturity:
Bond index	218,745,531	-	-	-	218,745,531
Inflation protected	55,000,860	-	-	-	55,000,860
Equity:
Common stock index	1,854,221,583	-	-	-	1,854,221,583
Common stock	367,410,489	-	-	-	367,410,489
Vanguard target retirement collective trusts	-	-	-	2,425,288,673	2,425,288,673

Total investments	$3,522,973,852	$-	$-	$2,425,288,673	$5,948,262,525

There were no transfers into (out of) Level 3 in 2022 or 2021.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE E – TERMINATIONS, WITHDRAWALS AND FORFEITURES

Following is a summary of terminations, withdrawals and forfeitures for the years ending December 31:

	2022	2021

Terminations and Withdrawals	$429,317,260	$327,933,220
Forfeitures	16,963,492	22,814,220

Forfeitures represent only non-vested contributions by the Companies. Forfeitures in excess of administrative expenses are allocated proportionately among remaining active participants as of December 31 of each year based on the participant’s earnings for that year. The forfeitures are allocated in the subsequent year. The unallocated forfeitures balance at December 31, 2022 and 2021 were $16,471,006 and $19,566,064 respectively.

The amount of forfeitures allocated to participants’ accounts were $19,179,312 during 2022 and $9,708,199 during 2021. The amount of forfeitures allocated to administrative expenses were $1,088,961 during 2022 and $1,163,524 during 2021.

NOTE F – FEDERAL TAXES

The Plan is exempt from taxation in accordance with the provisions of Section 501(a) of the IRC. Employer contributions and income earned from Plan investments are not taxable to participants until distributed. Employee contributions made from pre-tax earnings are taxed upon distribution. Employee contributions made from after-tax earnings are not subject to additional income tax upon distribution. Pre-tax distributions and earnings may be subject to an excise tax when distributed.

U.S. GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the federal and state authorities. The Plan administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2022 and 2021, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE F – FEDERAL TAXES – CONTINUED

The Plan obtained its latest determination letter on February 5, 2018. The Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan has indicated it will take the necessary steps to maintain the Plan’s qualified status. As a result, the Plan administrator believes the Plan is qualified and therefore, is exempt from taxation. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes the Plan is currently designed and being operated in compliance with applicable requirements of the IRC.

NOTE G – PARTY IN INTEREST TRANSACTIONS

The Plan includes investments in shares of mutual funds, collective trusts, funds of common stock issued by Berkshire Hathaway Inc., the ultimate parent company of GEICO Corporation, and participant notes. The mutual funds, collective trusts and participant notes are managed by an affiliate of Vanguard Fiduciary Trust Company (VFTC). VFTC acts as trustee for only those investments as defined by the Plan. Northern Trust Corporation acts as the custodian for the Berkshire Hathaway Class B Common Stock Fund and the Berkshire Hathaway Class B SOP. Transactions in such investments qualify as party in interest transactions, which are exempt from the prohibited transaction rules. The Companies pay certain expenses charged by VFTC. Additionally, personnel and facilities of the Companies have been used to perform administrative functions for the Plan at no charge to the Plan.

NOTE H – RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for plan benefits per the financial statements to Form 5500:

	December 31,
	2022	2021
Net assets available for plan benefits per the financial statements	$5,096,791,558	$6,117,563,543
Adjustment for deemed distributions from plan assets	(1,327,189)	(1,264,234)

Net assets available for plan benefits per Form 5500	$5,095,464,369	$6,116,299,309

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE H – RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500 – CONTINUED

The following is a reconciliation of distributions to participants per the financial statements to Form 5500:

	For the Years Ended December 31,
	2022	2021

Distributions to participants per the financial statements	$429,317,260	$327,933,220
Adjustment for deemed distributions from plan assets at end of year	1,327,189	1,264,234
Adjustment for deemed distributions from plan assets at beginning of year	(1,264,234)	(1,053,591)

Distributions to participants per Form 5500	$429,380,215	$328,143,863

NOTE I – RISKS AND UNCERTAINTIES

The Plan includes investments in various securities. Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such change could materially affect the amounts reported in the statement of net assets available for plan benefits.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

December 31, 2022

Attachment to Form 5500, Schedule H, Line 4(i)

Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Par, or Maturity Value	Cost	Current Value

* Berkshire Hathaway Class B Common Stock Fund	A fund consisting primarily of Class B shares of common stock of Berkshire Hathaway Inc. and a small cash balance	**	$319,199,003

* Berkshire Hathaway Class B Stock (SOP)	A fund consisting primarily of Class B shares of common stock of Berkshire Hathaway Inc. and may include a small cash balance	**	352,420,083

* Vanguard Dividend Growth Fund	Mutual fund investing in a portfolio of common stocks	**	81,123,275

* Vanguard Emerging Markets Stock Index Fund Institutional Shares	Mutual fund investing in a portfolio of international common stocks focused in emerging markets around the world	**	48,478,577

* Vanguard Federal Money Market Fund	A money market fund	**	353,407,459

* Vanguard Growth Index Fund Institutional Shares	Mutual fund investing in a portfolio of common stocks	**	315,998,467

* Vanguard Inflation-Protected Securities Fund Institutional Shares	Mutual fund that invests in bonds that are backed by the full faith and credit of the U.S. Government and where principal is adjusted quarterly based on inflation	**	40,697,408

* Vanguard Institutional Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of common stocks tracking the performance of the Standard & Poor’s 500 Index	**	471,215,563

* Vanguard Mid-Cap Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of common stocks	**	179,207,732

* Vanguard Small-Cap Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of common stocks	**	138,320,735

* Vanguard Total Bond Market Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of investment-grade bonds	**	177,972,231

* Vanguard Total International Stock Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of common stocks tracking developed and emerging markets, excluding the United States	**	106,692,521

* Vanguard Value Index Fund Institutional Shares	Mutual fund investing in a portfolio of common stocks	**	95,711,869

* Vanguard Windsor Fund Admiral Shares	Mutual fund investing in a portfolio of common stocks	**	251,729,802

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - CONTINUED

December 31, 2022

Attachment to Form 5500, Schedule H, Line 4(i)

Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Par, or Maturity Value	Cost	Current Value

* Vanguard Target Retirement 2020 Trust Select	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2020	**	109,337,724

* Vanguard Target Retirement 2025 Trust Select	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2025	**	57,530,880

* Vanguard Target Retirement 2030 Trust Select	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2030	**	274,477,156

* Vanguard Target Retirement 2035 Trust Select	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2035	**	40,484,930

* Vanguard Target Retirement 2040 Trust Select	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2040	**	462,649,599

* Vanguard Target Retirement 2045 Trust Select	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2045	**	56,531,385

* Vanguard Target Retirement 2050 Trust Select	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2050	**	652,950,822

* Vanguard Target Retirement 2055 Trust Select	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2055	**	112,967,662

* Vanguard Target Retirement 2060 Trust Select	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2060	**	185,191,769

* Vanguard Target Retirement 2065 Trust Select	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2065	**	12,471,139

* Vanguard Target Retirement 2070 Trust Select	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2070	**	90,726

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - CONTINUED

December 31, 2022

Attachment to Form 5500, Schedule H, Line 4(i)

Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Par, or Maturity Value	Cost	Current Value

* Vanguard Target Retirement Income Trust Select	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for those already in retirement	**	28,658,573

* Notes Receivable from Participants	Maturities ranging from one year to fifteen years, interest ranging from 2.29% to 9.25%	-	169,947,279

Total assets held for investment purposes		**	$5,095,464,369

*  Party in interest

** Cost is not required for participant-directed investments

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF REPORTABLE TRANSACTIONS

Year Ended December 31, 2022

Attachment to Form 5500, Schedule H, Line 4(j)

Description of Asset	Purchase Price	Selling Price	Cost of Asset	Current Value of Asset on Transaction Date	Net Gain (Loss)

Vanguard Federal Money Market Fund	$174,425,954	$-	$-	$174,425,954	$-
Vanguard Federal Money Market Fund	$-	$154,277,142	$154,277,142	154,277,142	$-